Form 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Realty Funds, Inc.
……………………………………………………...............................................................................................................................................…………………………………………
(Exact name of registrant as specified in its charter)

Maryland	See Next Page
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, Suite 2550
New York, New York 10170
……………………………..........................………………………..
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be registered	each class is to be registered
……………………………..	…………………………………..........…
Adelante Shares RE Growth™ Exchange-Traded Fund	NYSE Arca, Inc.
Adelante Shares RE Value™ Exchange-Traded Fund	NYSE Arca, Inc.
Adelante Shares RE Classics™ Exchange-Traded Fund	NYSE Arca, Inc.
Adelante Shares RE Kings™ Exchange-Traded Fund	NYSE Arca, Inc.
Adelante Shares RE Yield Plus™ Exchange-Traded Fund	NYSE Arca, Inc.
Adelante Shares RE Shelter™ Exchange-Traded Fund	NYSE Arca, Inc.
Adelante Shares RE Composite™ Exchange-Traded Fund	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [   ]

Securities Act registration statement file number to which this form relates:  333-142156.

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:     Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.0001 par value, of Realty Funds, Inc. (the “Company”) to be registered hereunder is set forth in the Company’s Registration Statement on Form N-1A (Commission File Nos. 333-142156; 811-22052), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on April 16, 2007 and as amended on July 24, 2007 and September 20, 2007.

The Company currently consists of seven separate series.  Each of the Company’s seven series and their respective I.R.S. Employer Identification Numbers are as follows:

Adelante Shares RE Growth™ Exchange-Traded Fund	20-8858453
Adelante Shares RE Value™ Exchange-Traded Fund	26-0640637
Adelante Shares RE Classics™ Exchange-Traded Fund	26-0640779
Adelante Shares RE Kings™ Exchange-Traded Fund	26-0640869
Adelante Shares RE Yield Plus™ Exchange-Traded Fund	26-0640948
Adelante Shares RE Shelter™ Exchange-Traded Fund	26-0641036
Adelante Shares RE Composite™ Exchange-Traded Fund	26-0641120

Item 2:     Exhibits.

1.           The Company’s Articles of Amendment and Restatement are included as Exhibit (a) to the Company’s Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A (File Nos. 333-142156; 811-22052), as filed with the Securities and Exchange Commission on September 20, 2007.

2.           The Company’s Amended and Restated By-Laws are included as Exhibit (b) to the Company’s Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A (File Nos. 333-142156; 811-22052), as filed with the Securities and Exchange Commission on September 20, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 20th day of September, 2007.

Realty Funds, Inc.
/s/ Anthony F. Dudzinski
By: ____________________
Name: Anthony F. Dudzinski
Title:   President